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(ING FUNDS LOGO)                                               Exhibit (h)(1)(i)


July 29, 2005


Todd Modic
Senior Vice President
ING Funds Services, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258

Dear Mr. Modic:

      Pursuant to the Administration Agreement dated September 23, 2002, as amended, between ING Funds Trust and ING Funds Services, LLC (the "Agreement") we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING Institutional Prime Money Market Fund (the "Fund"), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Fund to AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A, with the annual administration fees indicated for each series, is attached hereto.

      AMENDED SCHEDULE A has also been updated by the removal of ING High Yield Opportunity Fund, ING Lexington Money Market Trust and ING Money Market Fund as these funds recently merged into other funds.

      Please signify your acceptance to act as Administrator under the Agreement with respect to the aforementioned Fund.

                                                     Very sincerely,

                                                     /s/ Robert S. Naka
                                                     ---------------------------
                                                     Robert S. Naka
                                                     Senior Vice President
                                                     ING Funds Trust

ACCEPTED AND AGREED TO:
ING Funds Services, LLC

By:  /s/ Todd Modic
     ---------------------------
     Todd Modic
     Senior Vice President


7337 E. Doubletree Ranch Rd.      Tel: 480-477-3000               ING Fund Trust
Scottsdale, AZ 85258-2034         Fax: 480-477-2700
                                  www.ingfunds.com
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                               AMENDED SCHEDULE A

                                     TO THE

                            ADMINISTRATION AGREEMENT

                                     BETWEEN

                                 ING FUNDS TRUST

                                       AND

                             ING FUNDS SERVICES, LLC

SERIES                                            ADMINISTRATIVE FEE
------                                            ------------------
                                        (as a percentage of average daily net assets)
ING Classic Money Market Fund                           0.00%
ING GNMA Income Fund                                    0.10%
ING High Yield Bond Fund                                0.10%
ING Institutional prime Money Market                     N/A
Fund
ING Intermediate Bond Fund                              0.10%
ING National Tax-Exempt Bond Fund                       0.10%